Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayer’s ID (CNPJ/ME) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

PUBLICLY-HELD COMPANY

MINUTES OF THE EXTRAORDINARY GENERAL MEETING

(Drawn-up in a summary format, pursuant to paragraph 1 of Article 130 of Law No. 6,404/76 and paragraph 1, of Article 19 of the By-laws)

1. Date, time and place: On October 16, 2020, at 11 a.m., at the headquarters of Oi S.A. – In Judicial Reorganization (the “Company”), located at Rua do Lavradio, No. 71, City Center, in the City of Rio de Janeiro, Rio de Janeiro State.

2. Agenda: (i) Amendment of Article 64 of the Company By-laws; and (ii) re-election of the current members of the Company’s Board of Directors to a new term of office with duration until the Annual Shareholders’ Meeting which will review the financial statements for fiscal year ended December 31, 2020.

3. Call Notice: Call Notice (on Second Call) published in Part V of the Rio de Janeiro State Official Gazette on page 5 of the issue dated October 8, 2020, page 6 of the issue dated October 9, 2020 and page 4 of the issue dated October 13, 2020, and in the newspaper Valor Econômico - National Edition on page C5 of the issue dated October 8, 2020, on page B5 of the issue dated October 9, 2020 and on page B7 of the issues dated October 10, 11, 12 and 13, 2020, in accordance with the heading and paragraph 1 of Article 124, of Law No. 6,404/76.

3.1. All documents and information related to the Agenda were made available to shareholders, on October 8, 2020, in accordance with CVM Instruction No. 481/09 (the “CVM Instruction 481”).

4. Attendance: Shareholders representing 44.09% of the common shares, 9.17% of the preferred shares and, consequently, 43.18% of the total capital stock of the Company attended the meeting, either at the Company’s headquarters or through the exercise of their remote voting right, pursuant to Article 121, sole paragraph of Law No. 6,404/76 and to CVM Instruction 481, as evidenced by (i) the signatures entered in the “Shareholders’ Book of Attendance” and (ii) by the valid remote voting ballots, received through the B3 Central Depository, by the bookkeeping bank or directly by the Company, pursuant to CVM Instruction 481. Also in attendance were Messrs. Rodrigo Modesto Abreu, Chief Executive Officer of the Company, Antonio Reinaldo Rabelo, Chief Legal Officer, Arthur José Lavatori Correa, Corporate and Securities Market Legal Officer, and Ms. Daniela Maluf Pfeiffer, member of the Fiscal Council.

5. Meeting Board: Following the verification of the legal quorum, and in accordance with the provisions set forth under Article 15 of the Company’s By-laws, the Meeting was opened by Mr. Eleazar de Carvalho Filho, who acted as chairman and appointed Mr. Rafael Padilha Calábria as secretary of the meeting.

6. Resolutions: Following the waiver of the reading of the summary voting statement reflecting the votes cast through remote voting ballots, the Secretary noted that preferred shares shall be entitled to vote on the matters to be resolved at the meeting pursuant to paragraph 3 of Article 12 of the Company By-laws and paragraph 1 of Article 111 of Law No. 6,404/76. The Secretary further noted that, as permitted under paragraph 1 of Article 19 of the By-laws, the minutes shall be drawn-up in the form of a summary of the facts, including dissents and objections, and shall only contain the transcript of the resolutions taken, subject to the provisions of Items “a” and “b” of paragraph 1, of Article 130 of Law No. 6,404/76. The reading of the matters included on the Agenda for this meeting and related documents was unanimously waived.

6.1 Item i of the Agenda was unanimously approved, in accordance with management’s proposal, with 1,407,376,641 votes cast in favor of amending Article 64 of the Company By-laws, to provide for an exceptional and transitory term of office for the members of the Board of Directors elected at this meeting, which shall read as follows:

“Article 64 – On an exceptional basis, notwithstanding the term of office set forth under Article 22 of these By-laws, the members of the Board of Directors elected at the Extraordinary General Meeting held on October 16, 2020 shall have an unified term of office solely until the Annual Shareholders’ Meeting which will review the financial statements for fiscal year ended December 31, 2020.”

6.2 Regarding Item ii of the Agenda, in view of the request for adoption of the multiple voting process in the election of the members of the Board of Directors, jointly submitted by shareholders Bratel S.À.R.L. (“Bratel”) and Polo Capital Gestão de Recursos Ltda., in their capacity as representatives of shareholders Polo Fundo de Investimento em Ações, Polo Norte Master Fundo de Investimento Multimercado, Polo Long BIAS Fundo de Investimento Multimercado e Polo Macro Fundo de Investimento Multimercado (together, “Polo”), which together represent more than five percent (5%) of the Company’s capital stock, the Meeting Board announced that the election of the members of the Board of Directors was executed by a multiple vote process and the minimum number of shares and votes required for the election of at least one member of the Board of Directors. Shareholder Bratel appointed Messrs. Luis Maria Viana Palha da Silva and Roberto Daniel Flesch; and shareholder Polo, appointed Mr. Mateus Affonso Bandeira, as candidates to the Board of Directors. The Meeting Board also received the resignation of candidates José Mauro Mettrau Carneiro da Cunha and Wallim Cruz de Vasconcellos Junior, and the Chairman of the Board of Directors duly acknowledged both for their service during their relevant terms as members of the Company’s Board of Directors. As a result, twelve (12) candidates remained for election to the Board of Directors, whom were included in the Multiple Vote Voting Ballot that was distributed to the shareholders and used to cast votes in connection with item ii of the Agenda.

6.4.       Following an intermission for the casting of votes and the counting of the ballots, the Meeting Board announced the final count of votes cast to each candidate, with the following members elected to serve a unified mandate with a term of office on an extraordinary basis in accordance with the resolution taken herein until the Company’s Annual Shareholders’ Meeting which will review the financial statements for fiscal year ended December 31, 2020: (i) Eleazar de Carvalho Filho, Brazilian, married, economist, bearer of the identity card (RG) No. 11.620.489 issued by the SSP/SP, enrolled as Individual Taxpayer under (CPF/ME) No. 382.478.107-78, with office at Rua Joaquim Floriano, 1120, suite 61, city of São Paulo, São Paulo State, with 2,185,846,250 votes; (ii) Henrique José Fernandes Luz, Brazilian, married, accountant, bearer of the identity card (RG) No. 293566252 issued by the SSP/SP, enrolled as Individual Taxpayer under (CPF/ME) No. 343.629.917-00, with office at Rua Oagy Kalile, 260, Morumbi, city of São Paulo, São Paulo State, with 2,185,846,250 votes; (iii) Marcos Bastos Rocha, Brazilian, married, engineer, bearer of the identity card (RG) No.

05426807-3 issued by the DIC/RJ, enrolled as Individual Taxpayer under (CPF/ME) No. 801.239.967-91, with office at Rua General Garzon, 22, suites 202-203, Jardim Botânico, city of Rio de Janeiro, Rio de Janeiro State, with 2,185,846,250 votes; (iv) Marcos Grodetzky, Brazilian, divorced, economist, bearer of the identity card (RG) No. 3.474.360 issued by the IFP/RJ, enrolled as Individual Taxpayer under (CPF/ME) No. 425.552.057-72, with office at Rua Alemanha, 732, Jardim Europa, city of São Paulo, São Paulo State, with 2,185,846,250 votes; (v) Maria Helena dos Santos Fernandes de Santana, Brazilian, married, economist, bearer of the identity card (RG) No. 6.578.061-9 issued by the SSP/SP, enrolled as Individual Taxpayer under (CPF/ME) No. 036.221.618-50, resident and domiciled at 52 Canary View, 23 Dowells Street, SE10 9DY, London, United Kingdom, with 2,185,846,250 votes; (vi) Paulino do Rego Barros Jr, Brazilian, with American citizenship, divorced, engineer, bearer of passport No. YB698381, enrolled as Individual Taxpayer under (CPF/ME) No. 995.054.798-91, with office at 1550 Peachtree St. NW, Atlanta, GA, United States, with 2,185,841,249 votes; (vii) Roger Solé Rafols, Spanish, married, business manager, bearer of passport No. XDB236914, issued by the General Consulate of Spain in São Paulo, Brazil, enrolled as Individual Taxpayer under (CPF/ME) No. 057.977.907-69, with office address at 6550 Sprint Parkway, Overland Park, KS, 66251, United States, with 2,185,841,249 votes; (viii) Claudia Quintela Woods, Brazilian, divorced, business manager, bearer of ID (RG) No. 020.462.491-0, issued by the DETRAN/RJ, enrolled as Individual Taxpayer under (CPF/ME) No. 098.823.117-41, resident and domiciled at Rua Urimonduba 171, apartment 41, Itaim Bibi, city of São Paulo, São Paulo State, with 2,185,841,262 votes; and (ix) Armando Lins Netto, Brazilian, married, mechanical engineer, bearer of ID (RG) No. 6.444.596-4, issued by the SSP/SP, enrolled as Individual Taxpayer under (CPF/ME) No. 294.857.702-00, resident and domiciled at Rua Ourania, 77 apartment 82, Vila Madalena, city of São Paulo, São Paulo State, with 2,185,841,249 votes; (x) Mateus Affonso Bandeira, Brazilian, married, public finance auditor, bearer of ID (RG) No. 703.917.952-3, enrolled as Individual Taxpayer under (CPF/ME) No. 572.483.970-91, with 2,400,330,919 votes; and (xi) Luis Maria Viana Palha da Silva, Portuguese, married, economist, bearer of Portuguese Passport No. N226885, valid until 07.15.2019, with 2,362,883,527 votes. The Meeting Board was informed that the Members elected herein do not incur in the prohibitions set forth under Article 147 of Law No. 6,404/76, which could prevent them from exercising the position for which they have been elected. It was also noted that ANATEL already granted its consent to the Board Members reelected herein and who currently serve in the Board of Directors, to serve in the positions to which they were appointed, and the investiture of the new members is subject to the ANATEL’s consent. It was further entered in the minutes the submission of the relevant resumes of the Members, and other relevant documents and information. It was further entered in the minutes that all Board Members elected herein will serve as Independent Members of the Board of Directors, as defined under the Company By-laws.

7. Contrary Votes, Vote Statements and Abstentions: The written votes cast were received and registered by the Meeting Board, and shall be filed in the Company’s records.

Closing: With nothing further to address, the meeting was adjourned for the drawing-up of these minutes. Following its reading, the minutes were approved by shareholders representing the required quorum for the approval of the above resolutions. Signatures: Eleazar de Carvalho Filho, Chair of the Meeting Board; Rafael Padilha Calábria, Secretary of the Meeting Board; Shareholders: THE BANK OF NEW YORK ADR DEPARTMENT, BRATEL S.A.R.L, BRATEL S.A.R.L. - BANCO BTG PACTUAL S/A, CARLOS ALBERTO MATTOS SALIBA, ITCA MULTIMERCADO CP FI, MUTA FIM CREDITO PRIVADO, OURO BRANCO MULTIMERCADO CP FI, BRIEFINGS IE FIA, FIM JABEOL 3 IE CP, FIM SANTA CRISTINA IE CP, FCOPEL FIA I, GERDAU PREVIDENCIA FIA 04, JGP EQUITY MASTER FIA, JGP EQUITY MASTER FIM, JGP

LONG ONLY INSTITUCIONAL FIA, JGP MAX MASTER FIM, JGP PREVIDENCIARIO ITAU MASTER FIA, JGP STRATEGY MASTER FIM, JGP HEDGE MASTER FIM, JGP LONG ONLY MASTER FIA, JGP PREVIDENCIARIO ESG ICATU MASTER FIA, GIVI GLOBAL EQUITY FUND, GMO EMERGING DOMESTIC O E FUND, A SUB FUND OF GMO, GMO EMERGING DOMESTIC OPPORTUNITIES FUND, A SERIES, ITAU FUNDS - LATIN AMERICA EQUITY FUND, NORGES BANK, PIMCO TACTICAL OPPORTUNITIES MASTER FUND LTD., FORD MOTOR CO DEFINED BENEF MASTER TRUST, FORD MOTOR COMPANY OF CANADA, L PENSION TRUST, SUNSUPER SUPERANNUATION FUND, SPDR SP EMERGING MARKETS SMALL CAP ETF, WELLS FARGO BK D OF T ESTABLISHING INV F FOR E BEN, FLEXSHARES MORNINGSTAR EMERGING MARKETS FACTOR TIL, LVS II LLC, MDPIM EMERGING MARKETS EQUITY POOL, LVS III LP, INVESCO STRATEGIC EMERGING MARKETS ETF, ARROWSTREET GLOBAL MINIMUM VOLATILITY ALPHA EXTENS, ARROWSTREET (CANADA) ACWI MINIMUM VOLATILITY ALPHA, BNP PARIBAS FUNDS, POLO FUNDO DE INVESTIMENTO EM ACOES, POLO NORTE MASTER FIM, POLO LONG BIAS MASTER FUNDO DE INVESTIMENTO MULTIM, POLO MACRO FUNDO DE INVESTIMENTO MULTIMERCADO, TAVOLA LONG SHORT FIM, TAVOLA ABSOLUTO MASTER FIA, TAVOLA ABSOLUTO MASTER FUNDO DE INVESTIMENTO MULTI, OPPORTUNITY LONG BIASED MASTER FIM, OPPORTUNITY SELECTION MASTER FUNDO DE INVESTIMENTO, OPPORTUNITY ACOES FIA BDR NIVEL I IE, OPPORTUNITY LOGICA MASTER FIA, FUNDACAO ATLANTICO DE SEGURIDADE SOCIAL, DANIEL CERNICCHIARO REIS DA ROCHA, RENATO ALVES DE MELO, EVOLUTION FIA INVESTIMENTO NO EXTERIOR, JOAO CARLOS DE ALMEIDA GASPAR, GIULIANO COLOMBO, ANTONIO ZAMMATARO, JOSE AUGUSTO DA GAMA FIGUEIRA, MOAT CAPITAL EQUITY HEDGE MASTER FIM, MOAT CAPITAL FIA MASTER, MOAT CAPITAL LONG BIAS FIM MASTER, MOAT PREV ITAU MASTER FUNDO DE INVESTIMENTO EM AÇOES, HAMBURGO FUNDO DE INVESTIMENTO MULTIMERCADO, JGP ESG PREVIDENCIARIO XP MASTER FIA, JGP ESG INSTITUCIONAL MASTER FUNDO DE INVESTIMENTO, JGP ESG MASTER FIA, FUNDO DE INVESTIMENTO EM ACOES MISTYQUE, VINCI GAS FUNDO DE INVESTIMENTO EM ACOES, VINCI GAS FUNDO DE INVESTIMENTO EM ACOES – FHS, VINCI MOSAICO FIA, CAIXA VINCI VALOR FIA, VINCI JOATINGA FUNDO DE INVESTIMENTO EM ACOES, VINCI GAS LONG-ONLY MASTER FUNDO DE INVESTIMENTO E, VINCI K FUNDO DE INVESTIMENTO EM ACOES, VINCI GAS DISCOVERY MASTER FUNDO DE INVESTIMENTO E, VINCI SELECAO FUNDO DE INVESTIMENTO EM ACOES, MISTYQUE TEENS FUNDO DE INVESTIMENTO EM ACOES, LAZIO FUNDO DE INVESTIMENTO EM ACOES, BNP PARIBAS FUNDS EMERGING MULTI-ASSET INCOME.

I hereby certify that this is a true copy of the original version included in the appropriate record book.

Rio de Janeiro, October 16, 2020.

RAFAEL PADILHA CALÁBRIA